Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

Avenue Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit(1)(2)	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
		Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one share of Common Stock, par value $0.0001 per share, and one Warrant to purchase one share of Common Stock, and Pre-funded Units, each consisting of one Pre-funded Warrant to purchase one share of Common Stock, and one Warrant to purchase one share of Common Stock (3)	457	(o)			$12,000,000		$110.20 per $1,000,000	$1,322.40
Fees to Be Paid	Equity	Common Stock included as part of the Units	457	(g)			--	(4)
Fees to Be Paid	Equity	Warrants to purchase Common Stock included as part of the Units and Pre-funded Units	457	(g)			--	(4)
Fees to Be Paid	Equity	Common Stock underlying Warrants included in the Units and Pre-funded Units	457	(o)			$12,000,000		$110.20 per $1,000,000	$1,322.40
Fees to Be Paid	Equity	Pre-funded Warrants to purchase Common Stock included as part of the Pre-funded Units	457	(g)			--	(4)
Fees to Be Paid	Equity	Common Stock underlying Pre-funded Warrants included in the Pre-funded Units	457	(g)			--	(4)

	Total Offering Amounts						$24,000,000		$110.20 per $1,000,000	$2,644.80
	Total Fees Previously Paid									--
	Total Fee Offsets									--
	Net Fee Due									$2,644.80

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.
(3)	The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including the Common Stock issuable upon exercise of the pre-funded warrants), if any, is $12,000,000.00.
(4)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.